UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39733 (Commission File Number)	88-1818410 (IRS Employer Identification No.)
8226 Philips Highway, Suite 101 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
(650) 701-7722
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On, May 20, 2026, Redwire Corporation (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on March 27, 2026, the record date of the Annual Meeting, there were 198,918,728 shares of common stock issued and outstanding and 46,505.13 shares of Series A Convertible Preferred Stock (“Convertible Preferred Stock”) issued and outstanding, which were entitled to an aggregate of 16,067,291 votes on an as converted to common stock basis. The conversion into common stock is based on the accrued value, which is inclusive of accrued and unpaid dividends. Holders of 133,710,048 shares of common stock and of Series A preferred stock, on an as converted to common stock basis, were present at the Annual Meeting, either in person or by proxy, which constituted a quorum for purposes of conducting business at the Annual Meeting.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders at the Annual Meeting.

Proposal No. 1: Election of Class II Directors.

The Company’s shareholders elected the following nominees to serve as Class II directors until the 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Reggie Brothers	63,464,299	29,398,692	40,847,057
Michael Greene	92,212,542	650,449	40,847,057
Dorothy D. Hayes	89,744,518	3,118,473	40,847,057

Proposal No. 2: Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was ratified.

Votes For	Votes Against	Abstentions
133,188,519	325,880	195,649

Proposal No. 3: Advisory vote to approve named executive officer compensation.

The Company's shareholders, on a non-binding, advisory basis, approved the compensation of the Company’s named executive officers as disclosed in the Proxy Statement filed for the Annual Meeting. The Compensation Committee and the Board of Directors (the “Board”) of the Company will consider the outcome of the advisory vote when making future compensation decisions relating to the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,463,323	5,166,740	232,928	40,847,057

Proposal No. 4: Advisory vote to approve the frequency of future advisory votes on named executive officer compensation.

The Company's shareholders on a non-binding, advisory basis, voted to hold future advisory votes on named executive officer compensation every year. Although the result is non-binding, the Board and the Compensation Committee will consider the outcome of the vote and plan to adopt that advisory votes on named executive officer compensation will be conducted every year. The Board will consider the outcome of the shareholder vote when making future decisions regarding the frequency of the shareholders’ advisory vote on named executive officer compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
92,046,434	262,386	310,182	243,989	40,847,057

Item 8.01 - Other Information
The Company received notice from AE Industrial Partners (“AEI” or “Holder”), dated as of May 18, 2026 to voluntarily convert all the remaining 46,505.13 shares of the Convertible Preferred Stock held by AEI into shares of the Company's common stock. The Convertible Preferred Stock was previously issued to AEI during the fourth quarter of 2022 at an initial conversion price of $3.05 per share and provided the Holder the right to convert its Convertible Preferred Stock, at any time and at its option, into shares of the Company’s common stock. The 46,505.13 shares of Convertible Preferred Stock converted into 15,247,586 shares of the Company’s common stock and the Company paid a cash dividend for the accrued and unpaid dividends with respect to such shares of Convertible Preferred Stock.

Immediately after AEI’s conversion, there were no remaining shares of the Company’s Convertible Preferred Stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2026

Redwire Corporation

By:	/s/ Chris Edmunds
Name:	Chris Edmunds
Title:	Chief Financial Officer